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                                                                     EXHIBIT 5.1


                        [COOLEY GOODWARD LLP LETTERHEAD]


October 18, 1996


Spatial Technology Inc.
2425 55th Street
Building A
Boulder, CO  80301


Ladies and Gentlemen:

We are providing this opinion with respect to certain matters in connection with the filing by Spatial Technology Inc. (the "Company") of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of up to 361,477 shares of the Company's Common Stock, $.01 par value, pursuant to its 1996 Amended and Restated 1987 Stock Option Plan (the "Restated Plan"), 1,000,000 shares of the Company's Common Stock, $.01 par value, pursuant to its 1996 Equity Incentive Plan (the "Incentive Plan"), 250,000 shares of the Company's Common Stock, $.01 par value, pursuant to its 1996 Non-Employee Directors' Stock Option Plan (the "Directors' Plan") and 100,000 shares of the Company's Common Stock, $.01 par value, pursuant to its Employee Stock Purchase Plan (the "Employee Plan") (collectively, the "Shares").

In connection with this opinion, we have examined and relied upon the Registration Statement and related Prospectus, the Company's Restated Certificate of Incorporation and Bylaws, as amended, and such other documents, records, certificates, memoranda and other instruments as we deem necessary or appropriate to enable us to render this opinion. In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents, the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Restated Plan, Incentive Plan, Directors' Plan or Employee Plan and the Registration Statement and related Prospectus, will be validly issued, fully paid, and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).
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Spatial Technology Inc.
October 18, 1996
Page Two


We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

COOLEY GODWARD LLP


By:    /s/ James C.T. Linfield
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       James C.T. Linfield